Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
PRGX Announces Fourth Quarter And Fiscal Year 2009 Financial Results
ATLANTA, March 1, 2010 — PRGX Global, Inc. (Nasdaq: PRGX), the world’s leader in recovery audit and the pioneer in a new category of services called profit discovery, today announced its unaudited financial results for the fourth quarter (Q4) and fiscal year (FY) 2009.
Highlights
Q4 2009 vs. Q4 2008
•	Revenues for Q4 2009 were $49.5 million vs. $48.6 million in Q4 2008 — an increase of 1.9% (a decline of 3.1% after adjustment for foreign exchange)

•	Net earnings for Q4 2009 were $2.0 million ($0.09 per basic share and $0.08 per diluted share) vs. $6.7 million ($0.30 per basic share and $0.29 per diluted share) in Q4 2008

•	Adjusted EBITDA for Q4 2009 was $7.0 million vs. $9.5 million in Q4 2008
FY 2009 vs. FY 2008
•	Revenues for FY 2009 were $179.6 million vs. $195.7 million in FY 2008 — a decrease of 8.2% (a decline of 4.2% after adjustment for foreign exchange)

•	Net earnings for FY 2009 were $15.3 million ($0.67 per basic share and $0.65 per diluted share) vs. $19.0 million ($0.87 per basic share and $0.83 per diluted share) in FY 2008

•	Adjusted EBITDA for FY 2009 was $27.5 million vs. $36.5 million in FY 2008
“Given the challenging economic environment and the transition that we initiated in 2009, we have delivered solid results,” said Romil Bahl, president and chief executive officer. “With our second key acquisition behind us now, we feel good about how we are positioned to execute in 2010, which is the first year of implementing our new strategy.” Bahl further stated, “Our 2009 results reflect the significant and ongoing investments we are making in our healthcare business, and as part of our growth strategy, we remain committed to our previously announced plans for investments in each of our service areas — Audit, Analytics and Advice.”
Fourth Quarter Results
Net earnings for the 2009 fourth quarter were $2.0 million, or $0.09 per basic share and $0.08 per diluted share, compared to net earnings of $6.7 million, or $0.30 per basic share and $0.29 per diluted share for the same period in 2008. Pre-tax fourth quarter 2009 earnings included charges of $0.8 million related to stock-based compensation and $0.2 million of foreign currency losses on intercompany balances. Pre-tax fourth quarter 2008 earnings included a credit of $2.8 million for stock-based compensation and a $1.9 million charge for foreign currency losses on intercompany balances. The stock-based compensation credit in the fourth quarter of 2008 resulted from the quarterly remeasurement of the Company’s liability-classified stock-based compensation awards to fair value.
Adjusted EBITDA for the 2009 fourth quarter was $7.0 million compared to $9.5 million of adjusted EBITDA for the same period in 2008. The 2009 fourth quarter adjusted EBITDA is earnings before interest, taxes, depreciation and amortization (EBITDA) excluding the $0.8 million charge related to stock-based compensation and the $0.2 million of foreign currency losses on intercompany balances. The comparable adjusted EBITDA amount for the fourth quarter of 2008 excludes from EBITDA for such period the $2.8 million credit for stock-based compensation and the $1.9 million of foreign currency losses on intercompany balances. (Schedule 3 attached to this press release provides a reconciliation of net earnings to each of EBITDA and adjusted EBITDA).
Consolidated revenue for the fourth quarter of 2009 was $49.5 million, an increase of $0.9 million, or 1.9%, compared to $48.6 million for the same period in 2008. On a constant dollar basis, adjusted for changes in foreign currency exchange rates, 2009 fourth quarter revenue declined 3.1% compared to the same period in 2008.
Fiscal Year Results
Net earnings for 2009 were $15.3 million, or $0.67 per basic share and $0.65 per diluted share, compared to net earnings of $19.0 million, or $0.87 per basic share and $0.83 per diluted share for 2008. Pre-tax 2009 earnings included charges of $3.3 million related to stock-based compensation and $0.7 million related to a previously reported litigation settlement, $1.6 million of foreign currency gains on intercompany balances and a $2.4 million bargain purchase gain on the previously reported acquisition of First Audit Partners LLP completed on July 16, 2009. Pre-tax 2008 earnings included charges of $2.2 million for stock-based compensation and $3.3 million of foreign currency losses on intercompany balances.
Adjusted EBITDA for 2009 was $27.5 million compared to $36.5 million of adjusted EBITDA for 2008. The 2009 adjusted EBITDA excludes the $3.3 million charge for stock-based compensation, the $0.7 million charge related to the litigation settlement, the $1.6 million of foreign currency gains on intercompany balances and the $2.4 million bargain purchase gain. The comparable adjusted EBITDA amount for 2008 excludes the $2.2 million stock-based compensation charge and the $3.3 million of foreign currency losses on intercompany balances.
Consolidated revenue in 2009 was $179.6 million, a decrease of $16.1 million, or 8.2%, compared to $195.7 million in 2008. On a constant dollar basis, adjusted for changes in foreign currency exchange rates, revenue in 2009 declined 4.2% compared to 2008.

Liquidity
At December 31, 2009, the Company had cash and cash equivalents of $33.0 million and had no borrowings against its revolving credit facility. Total debt outstanding at year-end was $14.3 million, which included a $14.1 million outstanding balance on a variable rate term loan due 2011 and a $0.2 million capital lease obligation. Net cash provided by operating activities for the 2009 fourth quarter was $10.5 million compared to $8.8 million in the 2008 fourth quarter. Net cash provided by operating activities for the 2009 fiscal year was $18.2 million compared to $16.7 million in 2008.
Fourth Quarter Earnings Call
As previously announced, management will hold a conference call tomorrow morning at 8:30 AM (Eastern Time) to discuss the Company’s fourth quarter and fiscal year 2009 financial results. To access the conference call, listeners in the U.S. and Canada should dial 800-591-6942 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial 617-614-4909. To be admitted to the call, listeners should use passcode 88370448. A replay of the call will be available approximately two hours after the conclusion of the live call, extending through April 2, 2010. To directly access the replay, dial 888-286-8010 (U.S. and Canada) or 617-801-6888 (outside the U.S. and Canada). The passcode for the replay is 78730635.
This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Audio Archives” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through April 2, 2010. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.
About PRGX Global, Inc.
Headquartered in Atlanta, Georgia, PRGX Global, Inc. is pioneering “profit discovery,” the combination of audit, analytics and advisory services to improve client financial performance. PRGX remains the world’s leader in recovery auditing. It serves the majority of the top 50 global retailers and many other leading companies, and is active in an expanding range of markets, including healthcare. Until January 2010, PRGX was known as PRG-Schultz International, Inc.
Non-GAAP Financial Measures
EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net earnings to each of EBITDA and adjusted EBITDA.
Forward Looking Statements
In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition, its outlook on the economic environment and its growth strategy and possibilities for the future. Such forward looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenues that do not meet expectations or justify costs incurred, the Company’s ability to execute its business strategy and develop material sources of new revenue in addition to revenues from its core accounts payable services, changes in the market for the Company’s services, the Company’s ability to retain existing personnel, potential legislative and regulatory changes applicable to the Medicare recovery audit contractor program, uncertainty in the credit markets, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 16, 2009. The Company disclaims any obligation or duty to update or modify these forward-looking statements.
Contact: PRGX Global, Inc.
Robert Lee
770-779-6464

SCHEDULE 1
PRGX Global, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Revenues	$49,539	$48,613	$179,583	$195,706
Cost of revenues	33,003	31,539	116,718	125,901

Gross margin	16,536	17,074	62,865	69,805

Selling, general and administrative expenses	12,376	8,022	43,873	44,028

Operating income	4,160	9,052	18,992	25,777

Gain on bargain purchase, net	—	—	2,388	—

Income before interest and taxes	4,160	9,052	21,380	25,777

Interest expense, net	871	700	3,025	3,245

Earnings before income taxes	3,289	8,352	18,355	22,532

Income taxes	1,261	1,630	3,028	3,502

Net earnings	$2,028	$6,722	$15,327	$19,030

Basic earnings per common share	$0.09	$0.30	$0.67	$0.87

Diluted earnings per common share	$0.08	$0.29	$0.65	$0.83

Weighted average common shares outstanding:
Basic	23,450	22,137	22,915	21,829

Diluted	23,880	23,132	23,560	23,008

SCHEDULE 2
PRGX Global, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	December 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,026	$26,688
Restricted cash	256	61
Receivables:
Contract receivables	32,515	33,711
Employee advances and miscellaneous receivables	276	285

Total receivables	32,791	33,996

Prepaid expenses and other current assets	2,335	2,264

Total current assets	68,408	63,009

Property and equipment, net	10,003	7,901
Goodwill	4,600	4,600
Intangible assets, net	24,104	18,968
Other assets	3,398	4,305

Total assets	$110,513	$98,783

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portions of debt obligations	$3,260	$5,314
Accounts payable and accrued expenses	15,707	16,275
Accrued payroll and related expenses	19,884	22,536
Refund liabilities and deferred revenue	8,383	8,372
Acquisition obligations	2,695	—

Total current liabilities	49,929	52,497
Debt obligations	11,070	14,331
Noncurrent compensation obligations	978	2,849
Other long-term liabilities	7,097	6,396

Total liabilities	69,074	76,073

Shareholders’ equity:
Common stock	233	218
Additional paid-in capital	562,563	559,359
Accumulated deficit	(524,661)	(539,988)
Accumulated other comprehensive income	3,304	3,121

Total shareholders’ equity	41,439	22,710

Total liabilities and shareholders’ equity	$110,513	$98,783

SCHEDULE 3
PRGX Global, Inc. and Subsidiaries
Reconciliation of Net Earnings to EBITDA and Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Reconciliation of net earnings to EBITDA and to adjusted EBITDA:
Net earnings	$2,028	$6,722	$15,327	$19,030

Adjust for:
Income taxes	1,261	1,630	3,028	3,502
Interest expense, net	871	700	3,025	3,245
Depreciation and amortization	1,798	1,297	6,140	5,194

EBITDA	5,958	10,349	27,520	30,971

Foreign currency (gains) losses on intercompany balances	157	1,948	(1,595)	3,283
Litigation settlement	—	—	650	—
Stock-based compensation	845	(2,754)	3,345	2,207
Gain on bargain purchase, net	—	—	(2,388)	—

Adjusted EBITDA	$6,960	$9,543	$27,532	$36,461

EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4
PRGX Global, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Cash flows from operating activities:

Net earnings	$2,028	$6,722	$15,327	$19,030
Adjustments to reconcile net earnings to net cash provided by operating activities:
Gain on bargain purchase	—	—	(2,388)	—
Depreciation and amortization	1,798	1,297	6,140	5,194
Amortization of debt discounts and deferred costs	198	198	789	786
Stock-based compensation expense	845	(2,754)	3,345	2,207
(Increase) decrease in receivables	(345)	(2,936)	2,558	1,578
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	5,882	4,607	(5,856)	(8,796)
Other, primarily changes in assets and liabilities	120	1,626	(1,749)	(3,309)

Net cash provided by operating activities	10,526	8,760	18,166	16,690

Cash flows used in investing activities:
Business acquisition	—	—	(2,029)	—
Purchases of property and equipment, net of disposals	(3,446)	(1,087)	(5,511)	(3,298)

Net cash used in investing activities	(3,446)	(1,087)	(7,540)	(3,298)

Net cash used in financing activities	(1,448)	(3,010)	(5,701)	(28,025)

Effect of exchange rates on cash and cash equivalents	65	(763)	1,413	(1,043)

Net increase (decrease) in cash and cash equivalents	5,697	3,900	6,338	(15,676)

Cash and cash equivalents at beginning of period	27,329	22,788	26,688	42,364

Cash and cash equivalents at end of period	$33,026	$26,688	$33,026	$26,688